UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1300

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 918-4480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amended and Restated Refinancing Support Agreement

As previously disclosed, Alion Science and Technology Corporation (the “Company” or “Alion”)  has entered into a refinancing support agreement (as amended, the “RSA”) with the holders of a majority (the “Supporting Noteholders”) of the Company’s outstanding 10¼% Senior Notes due February 1, 2015 (the “Unsecured Notes”) regarding proposed refinancing transactions involving the Company’s outstanding indebtedness.  Defined terms used below but not defined in this Form 8-K have their meaning ascribed in the Amendment. On May 2, 2014, the Company and the Supporting Noteholders entered into an Amended and Restated Refinancing Support Agreement (the “Amendment”) to replace, amend and restate the RSA in its entirety.  The Amendment amends the RSA to provide, among other things:

•                  The outside date required for closing the refinancing transactions contemplated by the RSA (the “Transactions”) was extended from April 28, 2014 to July 31, 2014; if the Transactions have not been consummated by the July 31, 2014 outside date, the Supporting Noteholders will have a right to terminate the RSA;

•                  The cash interest rate for the New Third Lien Notes will be reduced from 12% to 8% for the first 30 months following the Closing, stepping up thereafter, with the remainder in the form of payment-in-kind interest (“PIK”) which PIK will be capitalized to the outstanding principal balance of the New Third Lien Notes.  This change will reduce the Company’s cash interest expense by over $9 million per year during the first 30 months.  The interest schedule will be as follows:

Months	Cash pay interest	PIK	Total Interest
1-12	8%	5.5%	13.5%
13-24	8%	6.5%	14.5%
25-30	8%	7.5%	15.5%
31-36	10%	5.5%	15.5%
37-48	12%	4.5%	16.5%
49-60	12%	5.5%	17.5%
61-66	12%	6.5%	18.5%

•                  Interest on the New Second Lien Term Loan will be modified to include an additional 2.5% PIK interest per annum for all years through maturity.  As a result, from the Closing Date until the second anniversary of the Closing Date, the annual interest rate will be (1) (a) the Eurodollar Rate or Base Rate plus (b) the corresponding applicable annual margin payable under the First Lien Term Loan, plus (c) an additional spread equal to 5.5% per year (1/3 of the sum of (a), (b) and (c) will be payable in cash and 2/3 of that sum will be accrued as PIK), plus (2) the additional 2.5% PIK referenced above.  From the second anniversary of the Closing Date until maturity, the annual interest rate will be (i) a cash rate equal to (x) the Eurodollar Rate or Base Rate plus (y) the corresponding applicable annual margin payable under the First Lien Term Loan, plus (z) an additional spread equal to 3.0% per year (reduced from 5.5%, which is applicable until the second aniversary of the Closing Date), plus (ii) the additional 2.5% PIK referenced above.

•                  In consideration of ASOF extending its commitment to extend the New Second Lien Term Loan, the Company will pay ASOF an extension fee equal to $1 million on each of May 2, 2014, June 1, 2014 and July 1, 2014; provided that if the Closing occurs prior to any installment payment date, the Company must pay all unpaid installments at the Closing;

•                  The Company’s Designation Certificate will provide that the Series A Holder, upon direction from the holders of the Warrants in the manner prescribed in the Warrant Agreement, will have the option after April 30, 2015 to instruct the Company to engage in a process to sell the Company’s equity or all or substantially all of its assets;

•                  The consent of the Supporting Noteholders will be required for any borrowing under the New Revolving Facility to the extent that, after giving effect to such borrowing, the aggregate amount of borrowings outstanding under the New Revolving Facility would exceed an amount equal to the difference between $65 million and the lesser of (i) the amount of prepayments of the New First Lien Term Loan made prior to the date of such borrowing and (ii) $20 million;

•                  The First Lien Term Loan will contain an excess cash flow sweep to accelerate the Company’s delevering of its first lien indebtedness;

•                  The exercise price for the Closing Date Cash Warrants will be the lesser of (x) $8.10, (y) to the extent a valuation is delivered by the ESOP Trustee to the Company prior to Closing or relating to the period ended March 31, 2014 (or as of the end of any period that includes any portion of the Company’s fiscal six month period ended March 31, 2014), the value per share of the Common Stock as set forth in such valuation and (z) the value per share of the Common Stock as set forth in a valuation to be conducted within two months of the Closing Date (the “Subsequent Valuation”); provided that, to the extent the ESOP Trustee has not timely delivered the Subsequent Valuation, the exercise price of the Closing Date Cash Warrants will be the lesser of (1) $8.10, (2) to the extent a valuation is delivered by the ESOP Trustee to the Company prior to Closing or relating to the period ended March 31, 2014 (or as of the end of any period that includes any portion of the Company’s fiscal six month period ended March 31, 2014), the value per share of the Common Stock as set forth in such valuation or (3) at the expense of the Company, the value of the Common Stock as determined pursuant to a valuation performed by a third party selected by the Warrant Agent (at the direction of the holders of the majority of outstanding Warrants), which third party shall not be an Affiliate of the Supporting Noteholders;

•                  The manner of determining the exercise price for the 1st Anniversary Warrants and the 2nd Anniversary Warrants has been modified in the event a valuation is not timely delivered by the ESOP Trustee; and

•                  The number of outstanding shares of Common Stock used to determine the number of shares of Common Stock issuable upon exercise of the Warrants will include (i) the shares of Common Stock purchased by the ESOP from the Company using rollovers, transfers or “Participant Elective Deferrals” (as defined in the ESOP) for the period ended March 31, 2014 (or as of the end of any period that includes any portion of the Company’s fiscal six month period ended March 31, 2014) as if such purchases had been completed prior to the Closing Date and (ii) matching or profit sharing contributions of Common Stock to the ESOP for the period ended March 31, 2014 (or as of the end of any period that includes any portion of the Company’s fiscal six month period ended March 31, 2014) as if such contributions had been completed prior to the Closing Date.

There can be no assurance that the Company will be able to consummate the transactions contemplated by the Amendment.  Among other things, the Company cannot assure you that it will be able to obtain the New Revolving Facility and the New First Lien Term Facility, that it will be able to agree to final terms for the New Second Lien Term Facility with ASOF, that a sufficient amount of holders of the Existing Unsecured Notes will tender in the proposed Tender/Exchange Offer, or that it will be able to satisfy the other conditions set forth in the Amendment.

The Amendment contains representations, warranties and agreements by the Company and the Supporting Noteholders.  The obligations of the Company and the Supporting Noteholders under the Amendment are subject to various conditions set forth in the Amendment.

A copy of the Amendment is attached to this current report on Form 8-K as Exhibit 10.40 and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Amendment and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Amendment.

Amended Credit Agreement

On May 2, 2014 the Company entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and sole lender, to replace, amend and restate the existing Credit Agreement dated as of March 22, 2010 (as amended, the “Existing Credit Agreement”) in its entirety. Simultaneously, the lenders under the Existing Credit Agreement assigned all of their interests under the Existing Credit Agreement to Wells Fargo. Pursuant to the Amended Credit Agreement, the parties agreed to: (i) replace the prior lenders under the Existing Credit Agreement with Wells Fargo; (ii) replace the prior administrative agent with Wells Fargo; (iii) increase the aggregate revolving credit commitment from $35 million to $45 million, subject to borrowing base limitations; (iv) modify the maturity date from August 22, 2014 to August 1, 2014; (v) reduce the interest rate applicable to Eurodollar loans from 600 basis points to 475 basis points (interest will also include a daily one-month LIBOR floor); and (vi) make certain conforming changes.

The Amended Credit Agreement continues to be secured by a lien on substantially all of the Company’s assets and the assets of certain of the Company’s subsidiaries and a pledge of the equity of certain of the Company’s subsidiaries (See the description under the “Security Agreement”).

A copy of the Amended Credit Agreement is attached to this current report on Form 8-K as Exhibit 10.41 and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Amended Credit Agreement and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Amended Credit Agreement.

Amended Security Agreement

In connection with the entry into the Amended Credit Agreement, on May 2, 2014, the Company entered into Amendment No. 1 to the Security Agreement dated as of March 22, 2010 (the “Amended Security Agreement”) to reflect the substitution of Wells Fargo for the original administrative agent under the Amended Credit Agreement and to update and correct certain cross references to correspond with the correct section references in the Amended Credit Agreement.

A copy of the Amended Security Agreement is attached to this current report on Form 8-K as Exhibit 10.42 and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Amended Security Agreement and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Amended Security Agreement.

Amended Guaranty Agreement

In connection with the entry into the Amended Credit Agreement, on May 2, 2014, the Company entered into an Amended and Restated Guaranty Agreement with certain of its subsidiaries and Wells Fargo, as administrative agent (the “Amended Guaranty Agreement”).

A copy of the Amended Guaranty Agreement is attached to this current report on Form 8-K as Exhibit 10.43 and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Amended Guaranty Agreement and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Amended Guaranty Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 under the headings “Amended Credit Agreement,” “Amended Security Agreement” and “Amended Guaranty Agreement” and is incorporated herein by reference.

This Form 8-K does not constitute an offer to sell any securities or the solicitation of an offer to exchange (the “Exchange Offer”) any of the Company’s outstanding Unsecured Notes or any other security, nor shall there be any sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation or sale or exchange would be unlawful prior to the registration or qualification of any such securities or offer under the securities laws of any such state or other jurisdiction. The Exchange Offer will be made only through a registration statement under the Securities Act of 1933, as amended, and related materials.

The Company has filed a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Exchange Offer, but it has not yet been declared effective by the SEC. Security holders and investors are urged to read the Registration Statement and any amendments to the Registration Statement because they contain important information regarding the contemplated Exchange Offer. Security holders and investors are able to obtain copies of any documents filed with the SEC regarding the Exchange Offer, free of charge, at the SEC’s website (www.sec.gov), at the Company’s website (www.alionscience.com) or by contacting Alion Science and Technology Corporation, 1750 Tysons Boulevard, Suite 1300, McLean, Virginia 22102, (703) 918-4480, Attention: Kevin Boyle, Senior Vice President, General Counsel & Secretary.

Cautionary Note Regarding Forward-Looking Statements

Information included in this Current Report on Form 8-K may contain forward-looking statements that involve risks and uncertainties, including statements regarding the expected terms of the proposed refinancing transaction. These statements relate to future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “will,” “pro forma,” “forecast,” “projections,” “could,” “estimate,” “may,” “potential,” “should,” “would,” and similar expressions. Factors that could cause actual results to differ materially from anticipated results include, but are not limited to: the inability to refinance the Company’s indebtedness on satisfactory terms, or at all, prior to maturity of such indebtedness; the inability to enter into definitive documentation in connection with the Transactions;  U.S. government debt ceiling limitations, sequestration, continuing resolutions, or other similar federal government budgetary or funding issues; U.S. government shutdowns; U.S. government decisions to reduce funding for projects the Company supports; failure to retain the Company’s existing government contracts, win new business and win re-competed contracts; failure of government customers to exercise contract options; limits on financial and operational flexibility given the Company’s substantial debt and debt covenants; the effect, if any, of the Company’s refinancing efforts and financial condition on its relationships with its customers and the Company’s ability to attract new business; material changes to the Company’ capital structure, including financing transactions which may dilute ESOP participants’ interest in the Company’s capital stock; and other factors discussed in this Form 8-K, the Company’s annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and subsequent Current Reports on Form 8-K, in each case as filed with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this Form 8-K. The Company undertakes no obligation to update any of the forward-looking statements made in this Form 8-K, whether as a result of new information, future events, changes in expectations or otherwise.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

10.40                 Amended and Restated Refinancing Support Agreement, dated as of May 2, 2014, by and among Alion Science and Technology Corporation, ASOF II Investments, LLC and Phoenix Investment Adviser L.L.C.

10.41                 Second Amended and Restated Credit Agreement, dated as of May 2, 2014, by and among Alion Science and Technology Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

10.42                 Amendment No. 1 to Security Agreement dated as of May 2, 2014, by and among Alion Science and Technology Corporation, certain subsidiaries of Alion Science and Technology Corporation and Wilmington Trust Company, as collateral agent.

10.43                 Amended and Restated Guaranty Agreement, dated as of May 2, 2014, by and among Alion Science and Technology Corporation, certain subsidiaries of Alion Science and Technology Corporation and Wells Fargo Bank, National Association, as administrative agent.

99.1                        Press Release Dated May 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2014	ALION SCIENCE AND TECHNOLOGY CORPORATION

	By:	/s/ Barry M Broadus
Name: Barry M Broadus
Title: Chief Financial Officer